Exhibit 20.1

Higher Education Funding I

For the Monthly Calculation Date – November 25, 2005

Current Collection Period – October 2005

Pursuant to section 1(a)(i)(K) of the Administration Agreement, the following has been prepared by the issuer administrator. The information shown below has not been independently verified; however, it is believed to be accurate to the best of the issuer’s knowledge.

Higher Education Funding I

For the Monthly Calculation Date - 11/25/05

Current Collection Period - October 2005

Collection Account Activity	Prior Month (M-2)	Prior Month (M-1)	Current Month (M)
Collection period payment activity
Principal Payments	$11,365,279	$9,209,113	$12,883,619
Principal Claim Payments	2,418,244	1,778,297	977,893
Interest Payments	3,594,232	3,647,860	3,660,433
Interest Claim Payments	79,792	65,211	33,960
Fees	14,103	14,346	15,007
Repurchased principal and interest	—	(80,641)	(85,550)

Subtotal	17,471,649	14,634,186	17,485,363
Prior period undistributed collections	17,159,990	17,701,865	14,658,204
Prior period collections deposited by the Servicer in the current period	903,921	972,167	1,307,649
Current period collections deposited by the Servicer in the subsequent period	(972,167)	(1,307,649)	(2,195,155)

Total cash remitted by the Servicers during the current collection period	34,563,392	32,000,569	31,256,062

Other Deposits
Amounts transferred from the acquisition account	—	—	—
Amounts transferred from the administration account	—	—	—
Amounts transferred from the borrower benefits account	—	7,254	—
Amounts transferred from the reserve account	—	—	—
Special allowance payments received	—	—	9,406,837
Subsidy payments received	—	—	2,255,166
Interest earnings on trust accounts	298,462	352,246	166,280

Total cash deposits	34,861,855	32,360,069	43,084,344

Total cash distributions	(17,159,990)	(17,701,865)	(14,658,204)

Account Balance at the end of the Collection Period	$17,701,865	$14,658,204	$28,426,140

	Distributions 9/26/05	Distributions 10/25/05	Distributions 11/25/05
First, to the U.S. Department of Education	$1,602,741	$1,596,932	$1,587,020

Second, to the administration account for certain costs and expenses	385,895	360,117	373,874

Third, to the interest account for payment of interest on Senior Notes	5,759,389	5,724,946	6,318,075

Fourth, to the principal account for payment of principal on Senior Notes	—	—	—

Fifth, to the interest account for payment of interest on Sub. Notes	458,356	503,575	477,205

Sixth, to the principal account for payment of principal on Sub. Notes	—	—	—

Seventh, to the reserve account to achieve defined requirement	—	—	—

Eighth, to the retirement account for principal on Amortizing Senior Notes	—	—	—

Ninth, to the retirement account for principal on Amortizing Sub. Notes	—	—	—

Tenth, to the interest account for payment of interest on Junior Notes	—	—	—

Eleventh, to the principal account for payment of principal on Junior Notes	—	—	—

Twelfth, other payments as may be set forth in the Supplemental Indenture	—	—	—

Thirteenth, to the acquisition account for acquisition of additional receivables	—	—	—

Fourteenth, to the interest account for payment of carry-over amounts on Senior Notes	—	—	—

Fifteenth, to the interest account for payment of carry-over amounts on Sub. Notes	—	—	—

Sixteenth, to the interest account for payment of carry-over amounts on Junior Notes	—	—	—

Seventeenth, to the interest account for swap termination payments on Senior Notes	—	—	—

Eighteenth, to the interest account for swap termination payments on Sub. Notes	—	—	—

Nineteenth, to the interest account for swap termination payments on Junior Notes	—	—	—

Twentieth, to the credit of the retirement account	—	—	—

Twenty-first, excess to the surplus fund	9,495,483	6,472,634	19,669,966

Total Distributions	$17,701,865	$14,658,204	$28,426,140

Higher Education Funding I

For the Monthly Calculation Date - 11/25/05

Current Collection Period - October 2005

Notes Balances	Original Balance	Beginning Balance	Interest Paid	Change	Ending Balance	Current Factor
Senior FRN:
A-1	$242,000,000	$242,000,000	$—	$—	$242,000,000	1.0000
A-2	269,000,000	269,000,000	—	—	269,000,000	1.0000
A-3	217,000,000	217,000,000	—	—	217,000,000	1.0000
A-4	171,000,000	171,000,000	—	—	171,000,000	1.0000
A-5	101,000,000	101,000,000	—	—	101,000,000	1.0000

Subtotal	1,000,000,000	1,000,000,000	—	—	1,000,000,000	1.0000

Senior ARN:
A-1	50,000,000	50,000,000	143,452	—	50,000,000	1.0000
A-2	50,000,000	50,000,000	144,986	—	50,000,000	1.0000
A-3	50,000,000	50,000,000	147,288	—	50,000,000	1.0000
A-4	50,000,000	50,000,000	148,247	—	50,000,000	1.0000
A-5	75,000,000	75,000,000	222,082	—	75,000,000	1.0000
A-6	50,000,000	50,000,000	143,452	—	50,000,000	1.0000
A-7	75,000,000	75,000,000	217,479	—	75,000,000	1.0000
A-8	75,000,000	75,000,000	218,630	—	75,000,000	1.0000
A-9	50,000,000	50,000,000	148,055	—	50,000,000	1.0000
A-10	75,000,000	75,000,000	221,507	—	75,000,000	1.0000
A-11	75,000,000	—	—	—	—	0.0000
A-12	50,000,000	50,000,000	147,671	—	50,000,000	1.0000
A-13	50,000,000	50,000,000	145,753	—	50,000,000	1.0000
A-14	75,000,000	75,000,000	222,658	—	75,000,000	1.0000
A-15	50,000,000	50,000,000	149,397	—	50,000,000	1.0000

Subtotal	900,000,000	825,000,000	2,420,658	—	825,000,000	0.9167
Subordinate ARN:
B-1	50,000,000	50,000,000	157,260	—	50,000,000	1.0000
B-2	50,000,000	50,000,000	151,507	—	50,000,000	1.0000

Subtotal	100,000,000	100,000,000	308,767	—	100,000,000	1.0000

Total	$2,000,000,000	$1,925,000,000	$2,729,425	$—	$1,925,000,000	0.9625

Portfolio Overview	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)
Beginning Balance	$1,750,187,917	$1,742,457,300	$70,150,442	$1,812,607,742	$(8,002,330)	$1,804,605,412
Loans Purchased	1,541,320	82,645,006	(81,283,624)	1,361,382	265,139	1,626,521
Loans Repurchased	—	—	80,641	80,641	4,909	85,550
Loans Sold	—	—	—	—	—	—
Loans Repaid	(9,083,232)	(11,365,279)	2,156,166	(9,209,113)	8,231,220	(12,883,619)
Claims Paid	(1,530,170)	(2,418,244)	639,946	(1,778,297)	639,946	(977,893)
Capitalized Interest	1,305,360	1,257,688	211,166	1,468,853	181,157	1,650,010
Servicer Adjustments	36,105	31,271	42,933	74,204	(39,452)	34,752

Ending Balance	$1,742,457,300	$1,812,607,742	$(8,002,330)	$1,804,605,412	$(10,464,679)	$1,794,140,734

Accrued Interest	17,875,631	19,523,747	1,342,131	20,865,878	(893,822)	19,972,056
SAP Receivable	2,920,592	6,091,794	3,308,096	9,399,889	(5,684,176)	3,715,713
Servicer Payments Due	903,921	972,167	335,482	1,307,649	887,505	2,195,155
Trust Cash Accounts	137,542,676	56,329,459	8,272,496	64,601,955	22,063,280	86,665,235

Total Assets	$1,901,700,119	$1,895,524,909	$5,255,875	$1,900,780,784	$5,908,109	$1,906,688,893

Senior Notes	$1,825,000,000	$1,825,000,000	$—	$1,825,000,000	$—	$1,825,000,000
Subordinate Notes	100,000,000	100,000,000	—	100,000,000	—	100,000,000
Accrued Expenses	12,667,220	6,826,380	3,305,957	10,132,337	3,498,026	13,630,363

Total Liabilities	$1,937,667,220	$1,931,826,380	$3,305,957	$1,935,132,337	$3,498,026	$1,938,630,363

Selected Statistics:
Asset Coverage (a)	98.13%	98.11%	0.10%	98.22%	0.13%	98.34%
Asset Coverage (aaa)	103.51%	103.49%	0.11%	103.60%	0.13%	103.73%
Subordinate %	5.19%	5.19%	0.00%	5.19%	0.00%	5.19%
WA Coupon	4.41%	4.43%	0.00%	4.42%	0.00%	4.42%
Average Balance	$39,227	$39,424	$43	$39,467	$(2)	$39,465
WA Rem. Mo.	288.3	288.6	(0.3)	288.3	(0.5)	287.8
Number of Loans	44,420	45,977	(253)	45,724	(263)	45,461

Trust Cash Accounts	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)
Restricted Cash:
Reserve acct.	$14,437,500	$14,437,500	$—	$14,437,500	$—	$14,437,500
Acquisition acct.	31,819,498	17,363,715	(1,485,283)	15,878,431	(1,675,317)	14,203,114
Collection acct.	17,159,989	17,701,865	(3,043,661)	14,658,204	13,767,936	28,426,140
Principal acct.	—	—	—	—	—	—
Retirement acct.	—	—	—	—	—	—
Surplus acct.	61,458,469	—	9,495,483	9,495,483	6,472,634	15,968,118

Subtotal	124,875,456	49,503,079	4,966,539	54,469,618	18,565,254	73,034,872
Accrued Expenses:
Admin. acct.	600,161	312,024	(141,105)	170,919	1,063	171,982
Interest acct.	11,562,462	6,009,759	3,482,625	9,492,384	3,499,096	12,991,481
Benefits acct.	504,597	504,597	(35,563)	469,034	(2,133)	466,900

Subtotal	12,667,220	6,826,380	3,305,957	10,132,337	3,498,026	13,630,363

Total	$137,542,676	$56,329,459	$8,272,496	$64,601,955	$22,063,280	$86,665,235

Higher Education Funding I

For the Monthly Calculation Date - 11/25/05

Current Collection Period - October 2005

Claims in process	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)
Beginning Balance	$3,017,780	$3,291,673	$(1,096,970)	$2,194,703	$843,527	$3,038,230
Filed During Period	1,888,893	1,321,273	1,300,550	2,621,824	224,089	2,845,913
Paid During Period	(1,615,000)	(2,418,244)	639,946	(1,778,297)	800,405	(977,893)
Administrative Rejects	—	—	—	—	—	—
Net Rejects	—	—	—	—	—	—

Total	$3,291,673	$2,194,703	$843,527	$3,038,230	$1,868,020	$4,906,250

Loans by School Type (current month)	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
4-Year	5.15%	$98,033	0.01%	11	0.02%	$8,912
2-Year	4.70%	12,563	0.00%	3	0.01%	4,188
Proprietary	0.00%	—	0.00%	—	0.00%	—
Graduate	5.31%	259,751	0.01%	22	0.05%	11,807
Other/Unknown	4.42%	1,793,770,386	99.98%	45,425	99.92%	39,489

Total	4.42%	$1,794,140,734	100.00%	45,461	100.00%	$39,465

Loans by Status ($)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution
In Repayment, days DQ
0-30	$1,140,551,668	62.92%	$1,117,789,732	61.94%	$1,091,509,748	60.84%
31-60	41,298,656	2.28%	43,757,282	2.42%	56,036,779	3.12%
61-90	22,242,870	1.23%	19,686,660	1.09%	21,485,427	1.20%
91-120	14,764,474	0.81%	13,092,836	0.73%	11,758,356	0.66%
121-150	10,825,090	0.60%	9,745,648	0.54%	8,431,630	0.47%
151-180	8,618,208	0.48%	8,168,926	0.45%	6,560,685	0.37%
181-210	5,513,481	0.30%	6,244,966	0.35%	5,620,395	0.31%
211-240	4,365,603	0.24%	3,514,115	0.19%	4,231,290	0.24%
241-270	4,170,158	0.23%	3,516,613	0.19%	3,119,892	0.17%
270+	3,657,926	0.20%	3,893,012	0.22%	3,722,340	0.21%

Total repayment	$1,256,008,132	69.29%	$1,229,409,792	68.13%	$1,212,476,541	67.58%
In School	237,345	0.01%	211,936	0.01%	192,123	0.01%
Grace	12,313	0.00%	32,222	0.00%	33,535	0.00%
Deferment	370,801,898	20.46%	374,875,590	20.77%	376,794,863	21.00%
Forbearance	183,353,351	10.12%	197,037,643	10.92%	199,737,423	11.13%
Claims in Process	2,194,703	0.12%	3,038,230	0.17%	4,906,250	0.27%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	$1,812,607,742	100.00%	$1,804,605,412	100.00%	$1,794,140,734	100.00%

Loans by Status (#)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution
In Repayment, days DQ
0-30	30,328	65.96%	29,735	65.03%	29,227	64.29%
31-60	1,119	2.43%	1,150	2.52%	1,403	3.09%
61-90	584	1.27%	528	1.15%	549	1.21%
91-120	396	0.86%	338	0.74%	313	0.69%
121-150	296	0.64%	258	0.56%	223	0.49%
151-180	241	0.52%	223	0.49%	179	0.39%
181-210	156	0.34%	185	0.40%	165	0.36%
211-240	123	0.27%	104	0.23%	131	0.29%
241-270	105	0.23%	101	0.22%	92	0.20%
270+	98	0.21%	97	0.21%	102	0.22%

Total repayment	33,446	72.75%	32,719	71.56%	32,384	71.23%
In School	22	0.05%	20	0.04%	18	0.04%
Grace	3	0.01%	4	0.01%	5	0.01%
Deferment	8,434	18.34%	8,549	18.70%	8,525	18.75%
Forbearance	4,011	8.72%	4,347	9.51%	4,401	9.68%
Claims in Process	61	0.13%	85	0.19%	128	0.28%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	45,977	100.00%	45,724	100.00%	45,461	100.00%

Loans by Guarantor (current month)	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance
ASA	5.79%	$402,235,436	22.42%	9,378	20.63%	$42,891
Great Lakes	4.02%	1,391,905,298	77.58%	36,083	79.37%	38,575

Total	4.42%	$1,794,140,734	100.00%	45,461	100.00%	$39,465

Loans by Servicer (current month)	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Default Guarantee
ACS	5.79%	$402,235,436	22.42%	9,378	20.63%	100.00%
Great Lakes	4.02%	1,391,905,298	77.58%	36,083	79.37%	100.00%

Total	4.42%	$1,794,140,734	100.00%	45,461	100.00%	100.00%

Higher Education Funding I

For the Monthly Calculation Date - 11/25/05

Current Collection Period - October 2005

Loans by Program (current month)	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

Subsidized Stafford	4.70%	$108,855	0.01%	20	0.04%	$5,443
Unsubsidized Stafford	4.70%	116,803	0.01%	16	0.04%	7,300
PLUS	6.10%	144,689	0.01%	13	0.03%	11,130
Consolidation	4.42%	1,793,770,386	99.98%	45,412	99.89%	39,500
Non-FFELP	—	—	0.00%	—	0.00%	—

Total	4.42%	$1,794,140,734	100.00%	45,461	100.00%	$39,465

Loans by APR (current month)	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
<4%	3.24%	$950,706,359	52.99%	25,874	56.91%	$36,744
4-5%	4.31%	358,366,302	19.97%	9,068	19.95%	39,520
5-6%	5.41%	124,677,216	6.95%	2,657	5.84%	46,924
6-7%	6.44%	136,052,736	7.58%	2,857	6.28%	47,621
7-8%	7.47%	104,953,460	5.85%	2,278	5.01%	46,073
8+%	8.18%	119,384,661	6.65%	2,727	6.00%	43,779

Total	4.42%	$1,794,140,734	100.00%	45,461	100.00%	$39,465

Remaining Term	$ of loans	Distribution	# of loans	Distribution	Avg. Loan Balance	Avg. Loan Balance
	(current month)					(prior month)
0-60	$256,277	0.01%	22	0.05%	$11,649	$13,704
61-120	3,020,264	0.17%	272	0.60%	11,104	10,747
121-180	63,356,118	3.53%	3,931	8.65%	16,117	16,156
181-240	550,289,605	30.67%	20,432	44.94%	26,933	26,941
241-300	445,241,074	24.82%	11,510	25.32%	38,683	38,519
301-360	533,585,714	29.74%	7,198	15.83%	74,130	74,257
361+	198,391,683	11.06%	2,096	4.61%	94,653	93,453

Total	$1,794,140,734	100.00%	45,461	100.00%	$39,465	$39,467

Note Interest Rates	7/25/05	8/25/05	9/26/05	10/25/05	11/25/05	11/25/05 Note Balance
Senior FRN:
A-1	3.32%	3.87%	3.87%	3.87%	4.42%	242,000,000
A-2	3.39%	3.94%	3.94%	3.94%	4.49%	269,000,000
A-3	3.42%	3.97%	3.97%	3.97%	4.52%	217,000,000
A-4	3.43%	3.98%	3.98%	3.98%	4.53%	171,000,000
A-5	3.45%	4.00%	4.00%	4.00%	4.55%	101,000,000

Subtotal						1,000,000,000
Senior ARN:
A-1	3.46%	3.59%	3.74%	3.84%	4.05%	$50,000,000
A-2	3.48%	3.60%	3.78%	3.96%	4.07%	50,000,000
A-3	3.53%	3.64%	3.84%	3.98%	4.05%	50,000,000
A-4	3.39%	3.63%	3.87%	4.01%	4.13%	50,000,000
A-5	3.42%	3.58%	3.86%	4.05%	4.15%	75,000,000
A-6	3.46%	3.60%	3.74%	3.94%	4.07%	50,000,000
A-7	3.48%	3.60%	3.78%	3.97%	4.08%	75,000,000
A-8	3.48%	3.62%	3.80%	3.96%	4.08%	75,000,000
A-9	3.39%	3.65%	3.86%	4.05%	4.13%	50,000,000
A-10	3.43%	3.56%	3.85%	4.04%	4.16%	75,000,000
A-11	—	—	—	—	—	—
A-12	3.43%	3.56%	3.85%	4.04%	4.16%	50,000,000
A-13	3.48%	3.62%	3.80%	3.96%	4.08%	50,000,000
A-14	3.43%	3.67%	3.87%	4.01%	4.15%	75,000,000
A-15	3.38%	3.58%	3.70%	3.90%	4.14%	50,000,000

Subtotal						825,000,000
Subordinate ARN:
B-1	3.59%	3.75%	4.10%	4.14%	4.26%	50,000,000
B-2	3.60%	3.75%	3.95%	4.19%	4.28%	50,000,000

Subtotal						100,000,000

Total						$1,925,000,000

Admin Acct. Accrual	7/25/05	8/25/05	9/26/05	10/25/05	Change	11/25/05
Servicing Fees	$156,535	$147,160	$156,983	$160,368	$(6,726)	$153,642
Administration Fees	73,976	73,315	79,704	79,395	22,393	101,787

Total	$230,511	$220,475	$236,687	$239,763	$15,667	$255,429

Debt Service Accts	7/25/05	8/25/05	9/26/05	10/25/05	Change	11/25/05
Debt Service Cash:
Principal acct.	$—	$—	$—	$—	$—	$—
Retirement acct.	—	—	—	—	—	—
Interest acct.	12,478,791	6,700,880	9,994,563	13,140,878	(6,287,638)	6,853,240

Total	$12,478,791	$6,700,880	$9,994,563	$13,140,878	$(6,287,638)	$6,853,240

Investment Earnings	Prior Month (M-4)	Prior Month (M-3)	Prior Month (M-2)	Prior Month (M-1)	Change	Current Month (M)
Restricted Cash:
Acquisiton acct.	$10,994	$10,968	$12,240	$36,664	$(23,673)	$12,990

Total	$10,994	$10,968	$12,240	$36,664	$(23,673)	$12,990